EXHIBIT 10.5

        INVESTMENT CONTRACT BETWEEN BEIJING GOLDVISION TECHNOLOGIES LTD.
               AND STRATEGIC COMMUNICATIONS PARTNERS, INC. DATED
                               DECEMBER 18, 1002






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                               INVESTMENT CONTRACT

         THIS AGREEMENT made as of the 18th day of  December 2002

BETWEEN:

           Beijing Goldvision Technologies Ltd. (Chinese characters omitted), a Chinese company, having an office at Central TV Tower No. 02-21, No. 11 Xi San Huan Zhong Road, Beijing, People's Republic of China 100036

           (hereinafter called "Goldvision")
                                                         OF THE FIRST PART
AND:
           Strategic Communications Partners, Inc., a US company having its office at 7931 South Broadway, Suite 130, Littleton, CO 80122 United States of America .

           (hereinafter called "SCP")
                                                         OF THE SECOND PART

WHEREAS:

1. Goldvision is in the business of providing satellite communication, broadband Internet, content, wireless access and transport in Beijing, People's Republic of China ("China");

2. SCP is in the business of providing financial, technical and marketing services based in Denver, Colorado, United States of America ("USA"); and

3. Goldvision wishes to sell and SCP wishes to purchase certain percentage of the equity ownership of Goldvision.

         In accordance with the relevant Chinese laws and regulations, adhering to the principle of equality and mutual benefit and through friendly consultation, the parties agreed to reach the following agreement and sign this Investment Contract.

ARTICLE 1         DEFINITIONS

         In this Contract,

   (1) "Board of Directors" means the board of directors of Goldvision to be reorganized under the terms of this Contract; The board of directors shall have authority over Goldvision, Goldinfo, Goldtel, and any future subsidiaries.

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   (2)   "Effective Date" means the date the parties  sign this agreement;

   (3)   "Conciliation  Committee"   means  a   committee,  whose   composition,
             procedure, and mandate to be embodied in a separate document to be agreed upon between the parties;

   (4) "Equity" means the equity ownership that the Goldvision Existing Equity Owners will transfer to SCP in accordance with this Contract;

   (5) "Financial Statements" means financial information, account reconciliation, accounting books, statement of revenue and expenditure, statement of income and loss, assets evaluation, and any other financial and accounting information of Goldvision, Goldinfo, Goldtel and/or any future subsidiaries;

   (6) "Generally Accepted Accounting Principles" means the accounting rules and standard set in China by the Chinese accounting professional bodies and the Ministry of Finance;

   (7) "Goldinfo" refers to Beijing TianGuang Information Services Co., Ltd. (Chinese characters omitted);

   (8) "Goldtel" refers to Beijing TianZhao Information Services Co., Ltd. (Chinese characters omitted);

   (9) "Subsidiary(ies)" refers to any controlled (over 51% ownership) joint venture business (Goldvision or Goldvision subsidiary initiated), equity investment, or wholly owned Goldvision business.

   (10) "GoldVision" refers to GoldVison or GoldTel, GoldInfo, or any future subsidiaries;

   (11) "Goldvision Assets" means all the assets listed under Schedule A to this Contract.

   (12) "Goldvision Existing Equity Owners" means Pei Sheng Wei, Yun Fu, and Feng Lei Fu;

   (13) "Reasonable Amount of Reinvestment" means during the first five years from the Effective Date of this Contract, Goldvision shareholders shall re-invest at least sixty-five percent (65%) of net profits.;

   (14) "Related Companies" means subsidiaries, affiliations, joint venture, associated entities, and any other body corporate or partnership that are owned or controlled directly or indirectly, in whole or partially by SCP or Goldvision;

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   (15)  "Marketing Agreement" refers to  the sales,  marketing  and  operations agreement  between  Goldvision and SCP signed on December 18, 2002;
             and

   (16)  "Senior  Management"  means any  officials of  Goldvision  above  vice-
             president   deputy   General  Manager  and/or  the  company   legal
             representative level.

   (17) "Subsidiary(ies)" refers to any controlled (over 51% ownership) joint venture business (Goldvision or Goldvision subsidiary initiated), equity investment, or wholly owned Goldvision business.


ARTICLE 2         INITIAL EQUITY OWNERSHIP

         In order to acquire a total of eighteen percent (18%) of the current equity of Goldvision, SCP shall

(a) Invest four million eight hundred thousand US dollars (US $4,800,000) within twelve (12) months after the Effective Date of this Contract; and SCP shall contribute a payment of two hundred thousand US dollars (US $200,000) to the capital investment account of Goldvision within 60 days of signing this agreement. After sixty (60) days of the Effective Date of this Contract, SCP shall contribute one hundred seventy thousand US dollars (US $170,000) on a monthly basis for ten (10) months to the capital investment account of Goldvision. At the close of the 12th month from the Effective Date of this Contract, SCP will contribute an additional payment of two million nine hundred thousand US dollars (US $2,900,000) reaching the total of four million eight hundred thousand US dollars (US $4,800,000) within the first twelve
         (12) months after the Effective Date of this Contract. All investments will be from SCP HK directly to Goldvision's PRC account.

         After signing this Contract, Goldvision shall transfer equity of Goldvision to SCP at the rate of 1% each 2 months and not before each additional $266,666 0investment. Goldvision will undertake

         (1) to complete all necessary corporate steps for the transfer of Equity; Goldvision will issue an equity ownership certificate for each 1% issued. After the full $4.8M is invested Goldvision will replace these certificates with an 18% certificate and receive back all 1% ownership certificates previously issued.
         (2) to completely and accurately file with Beijing Administration for Industry and Commerce all reports and/or forms necessary to successfully approve SCP's ownership in Goldvision.


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ARTICLE 3         INCREASED EQUITY OWNERSHIP

         In order to acquire an additional six percent (6%) of the current equity of Goldvision, SCP shall invest two hundred thousand US dollars (US $200,000) per month for twelve (12) months from the thirteenth (13) month to the twenty-fourth (24) month after the Effective Date of this Contract, equaling a total of two million four hundred thousand US dollars (US $2,400,000). Goldvision will issue an equity ownership certificate of 1% for each $400,000 invested. After the 24th month, Goldvision will register this investment and replace 18% registration and the new 1% certificates with a 24% ownership

         Between December 18, 2002 and December 18, 2007 SCP shall have the first right of refusal to invest in the next 12 city market businesses at a rate of $2 Million USD per 100M RMB of city GDP (GDP as of the last government completed calculation). All the same terms and conditions shall remain in effect as stipulated in this agreement.

         In the future assuming SCP remains a viable business and an active partner as agreed in this contract, SCP shall have the first right of refusal to invest in all future business opportunities. Excluding the next 12 markets, all projects are included under this clause. The specific terms would be negotiated at the time. If terms cannot be reached or if for some other reason SCP cannot support the project properly, SCP gives up the right to participate or may have to accept other partners.

         Depending on the negotiation among the Goldvision Existing Equity Owners, the parties acknowledge that more than fifty percent (50%) ownership of the total equity of Goldvision may or may not mean voting control of Goldvision. Certain decisions require unanimous approval with all board members or shareholders voting implying greater than 50% ownership does not grant voting control.

ARTICLE 4         NET PROFIT DISTRIBUTION

         After Goldvision has deducted all its product cost, paid income tax, deducted all sales expenses, reinvestment, the net proceeds shall be distributed to the equity owners of Goldvision in accordance with their respective equity ownership holding in Goldvision unless otherwise negotiated in advance with SCP. For SCP, initially its equity ownership in Goldvision is eighteen percent (18%). If SCP's equity ownership in Goldvision is increased, its portion of profit share shall also be increased proportionately unless otherwise negotiated in advance with SCP. Future markets and business opportunities shall be based on a proportional basis with this original opportunity.

ARTICLE 5         USE OF INVESTMENT FUND

         Goldvision shall ensure that the investment from SCP shall be solely used to purchase capital equipment and fund operating costs.

ARTICLE 6         DILUTION


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         Notwithstanding  the ownership  interest expressed as a percentage held by a party from time to time, a party's undivided percentage equity ownership in Goldvision will be determined by its participating interest which will be calculated in accordance with the following:

   (1) if each party subscribes and contributes according to the provisions of this Contract, the parties shall have the following participating interests and shall be deemed to own the following contributions:

        PARTICIPANT             PARTICIPATING INTEREST       CONTRIBUTION (US)

        Goldvision's Existing              82%
        Ownership Interest

        SCP                                18%               US $4,800,000

   (2) If all parties agree to increase the capital of Goldvision, each party shall increase its share of contribution to the equity of Goldvision in accordance with its initial share of the equity ownership in Goldvision. If a party is unable to contribute the increased portion, then the other contributing parties shall have the following options: increase its capital contribution and treat such increased portion as a loan to Goldvision with priority repayment privilege from the net profit and interests earned by Goldvision, or increase equity ownership holding in Goldvision.

        The  failing  party  shall  have its portion of the equity  ownership in
        Goldvision  reduced  to  a  percentage  equal  to  the   product  of the
        following formula:

        cumulative contributions in the equity ownership by failing party x 100%
        -----------------------------------------------------------------
        cumulative contributions in the equity ownership by all parties

ARTICLE 7         ASSIGNMENT

        With not less than ninety (90) days's notice to the other party, SCP or Goldvision may assign part or whole of the rights and obligations contained in this Contract to its Related Companies.

ARTICLE 8         BUSINESS SCOPE

        The parties intend that the business scope for cooperation will be the same as the approved business scope of Goldvision, Goldtel, Goldinfo, and Related Companies as stated in its constituting documents and permitted under Chinese law.


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ARTICLE 9    REPRESENTATIONS OF GOLDVISION

         In order to induce SCP to enter into this Contract and to conclude the transactions contemplated herein, Goldvision hereby represents and warrants to SCP that as at the date of this Contract and as at the Closing:

   (1) Goldvision is a limited liability company duly incorporated, validly organized and is validly subsisting and in good standing under the laws of China;

   (2) Goldvision Assets consist of all the assets listed under Schedule A to this Contract;

   (3) the subsidiaries, related companies, and branch offices listed under Schedule B to this Contract are all the corporate entities and offices that Goldvision owns or operates;

   (4) Goldvision has the corporate power and capacity to own the assets owned by it and to carry on its businesses as now being conducted by it;

   (5) Goldvision is duly authorized, qualified, registered and licensed to do business in China and satisfies all requirements in China to enable it to carry on its business and own its assets in China;

   (6)    the registered  capital of Goldvision is RMB(pound)   2,000,000  which
          has been fully subscribed and paid;

   (7)    the directors of Goldvision as of the date of this Contract are:

                      Name                             Position
                      ---------------------------      -------------------------
                      PEI SHENG WEI                    Chairman
                      YUN FU                           Director

                      FU FENG LEI                      Director

   (8) except for the rights of SCP under this Contract, no person, firm or corporation has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) that constitutes or is capable of becoming an agreement, option, right or privilege, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Goldvision or in respect of any other securities of or interests in Goldvision;

   (9) Goldvision does not own any interests in any entity other than Goldvision Assets and has not entered into any agreements of any nature to acquire any shares or other interests in any other corporation or entity;

   (10) except for its interest in Goldvision Assets, Goldvision has no interests in and

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          does not own any portion of any business association,  partnership, or unincorporated entity and has not entered into any agreements of any nature to acquire any such interest or become a party to any such organization;

   (11) Goldvision is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation;

   (12) the Financial Statements of Goldvision were prepared in accordance with Chinese generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of Goldvision for the dates or periods represented thereby;

   (13) the corporate records and minute books of Goldvision contain complete and accurate copies of all of the constituting documents of Goldvision, minutes of all meetings of its directors and equity owners held since its date of incorporation and all resolutions consented to in writing;

   (14)   As of the Closing Date:

             a. there has been no material adverse change in the financial position or condition of Goldvision nor any damage, loss or other change in circumstances materially affecting the business or property of Goldvision or its right or capacity to carry on business;

             b. Goldvision has not waived or surrendered any right of material value;

             c. Goldvision has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities paid in the ordinary course of business;

             d. the business of Goldvision has been carried on in the ordinary course; and

             e. Goldvision has not declared or paid any dividends or declared or made any other distribution on any of its shares nor redeemed, purchased or otherwise acquired any of its shares nor agreed to do so;

   (15) the entering into of this Contract and the performance of the obligations contemplated hereby will not result in the violation of any of the terms or provisions of the constituting documents of Goldvision, or of any indenture or other agreement, written or oral, to which Goldvision is a party, or any law, judgement, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority;

   (16) other than as disclosed in the Financial Statements or the management of Goldvision, Tiangui has no outstanding debts, bonds, debentures, mortgages,

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          notes or other evidence of  indebtedness  and there are no outstanding agreements of Tiangui to create or issue any debts, bonds, debentures, mortgages, notes or other evidences of indebtedness;

   (17) Goldvision owns good and marketable title to its services, obligations, property and assets, including without limitation its ownership interest in Goldvision assets, free and clear of any and all mortgages, liens, pledges, charges, security interests, hypothecations, pre-emptive rights, actions, adverse claims, demands or any other encumbrance of any nature whatsoever or howsoever arising;

   (18) there are no outstanding actions, suits or proceedings (whether or not purportedly on behalf of Goldvision), or, to the best of Goldvision's knowledge, pending or threatened against or affecting Goldvision or its assets at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality and Goldvision is not aware of any existing grounds on which any such action, suit or proceeding might be commenced;

   (19) Goldvision is not in default under or in breach of any contracts or agreements, written or oral, or indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing;

   (20) Goldvision has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof;

   (21) there are no outstanding actions, suits, proceedings, investigations or claims or, to the best of Goldvision's knowledge, now threatened or pending against Goldvision in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

   (22) Goldvision has no outstanding loans which have been made to or received from or outstanding indebtedness owing to or from directors, supervisors, former directors, officers, equity owners or employees of Goldvision nor to any associates of such persons;

   (23) there are no material liabilities of Goldvision of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which Goldvision may become liable on or after the consummation of the transactions contemplated by this Contract other than liabilities incurred in the ordinary course of business as of the Closing Date; and

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   (24)   the business of  Goldvision  has been  conducted by  Goldvision in all material respects in compliance with all applicable laws, statutes, rules, registrations, orders and policies.

ARTICLE 10     COVENANTS OF GOLDVISION

   Goldvision covenants with SCP that it shall do the following:

   (1) take all necessary steps to protect its existing spectrum licenses, other license, rights to operate or other government granted approvals adding to the asset value of Goldvision; SCP has the right to take any and all steps necessary to cure in defaults with respect to licenses, rights to operate or other government granted approvals adding to the asset value of Goldvision.

   (2)    gain additional spectrum licenses as they become available;

   (3) maintain the right and authorization to operate BWIN, VSAT, ISP, Value Added Telecommunications Service Providerand other similar rights and authorizations for the duration of the term of the Sales, Marketing and Operations Agreement;

   (4) not claim intellectual property rights to such assets in SCP's shell, or its assigns; and

   (5) not disclose any confidential or proprietary information of SCP as specified and agreed upon in Schedule C.

ARTICLE 11   OBLIGATIONS OF GOLDVISION

   Goldvision shall:

   (1) comply, manage, and advise on regulatory and legal requirements or issues;

   (2) seek new spectrum opportunities in other desirable China markets as mutually agreed upon terms which shall be embodied in a separate contract;

   (3) seek other government licenses and approvals that will increase the asset value of Goldvision.

   (4)    seek synergistic investment opportunities for SCP;

   (5) provide support for investor related activities as required in the form of tours, briefs, etc;

   (6) ensure that all accounting and auditing will be done in accordance with the

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          Generally Accepted Accounting Principles;

   (7)    allow audit of accounts and operations at least once a year; and

   (8) provide reasonable efforts which could help to position Goldvision to become a publicly traded company.

ARTICLE 12   OBLIGATIONS OF SCP

          SCP shall:

   (1)    provide   reasonable   financial  advice  in  an  effort  to  position
          Goldvision to be ready to become a public company at the appropriate time;

   (2)    pay for any audit of Goldvision requested by SCP,

   (3)    abide by the confidentiality requirements in Schedule C.

ARTICLE 13    NEW PROJECTS

   The parties agree:

   (1) equity owners of Goldvision will automatically receive net profits for their respective shares in Goldvision under Chinese company law;

   (2) any outside investment in Goldvision will be at a valuation greater than or equal to the valuation used between Goldvision and SCP for this investment round. In any case, investment will not alter the current profit sharing formula, sales cost remuneration formula and any other negotiated fees; and

   (3) Goldvision and SCP will establish new project structures as needed working out equity participation and profit sharing of investment partners on a per project basis.

ARTICLE 14   COMPOSITION AND FUNCTION OF BOARD OF DIRECTORS OF GOLDVISION

         The Board of Directors is the supreme authority of Goldvision. The Board of Directors shall be composed of three (3) directors, among which two (2) shall be appointed by Goldvision and one (1) by SCP. The chairman shall be appointed by Goldvision and the vice-chairmen by SCP. The terms of office for the directors shall be three years, and their terms of office may be renewed. The names of the directors and the chairmen shall be appointed with written notice.

         The following persons are not qualified to be appointed as the director or the senior officer of Goldvision:


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   (1)    criminally convicted in China or other countries;

   (2) administratively punished under the public security regulations of China;

   (3)    mainly   responsible  for  causing   bankruptcy  in  another  economic
          organisation due to mismanagement;

   (4)    without civil capacity or with restricted civil capacity;

   (5) convicted for corruption, bribery, conversion of property, embezzlement or disturbing the socio-economic order and sentenced, and the time is shorter than five years from the completion of the sentence fulfilment; or convicted and deprived of political rights, and the time is shorter than five years from the completion of the sentence fulfilment;

   (6) acting as the director, head, or manager of a bankrupt or insolvent company or enterprise and is personally responsible for the bankruptcy of Goldvision or enterprise, and the time is shorter than three years from the completion of the bankruptcy and liquidation;

   (7) acting as the legal representative of a company or enterprise whose business license has been revoked due to illegal activities, and is personally responsible for such illegal activities, and the time is shorter than three years from the revocation of the business license;

   (8)    has not paid personal debts of large amount which is overdue; or

   (9)    acting as civil servants in a government department.

         The responsibility and obligation of directors and senior officers include without limitation, the following:

   (1) observe the regulation of Goldvision, honestly perform their duties, vindicate the interest of Goldvision;

   (2) not pursue personal ends by utilizing their status and position in Goldvision;

   (3) shall not accept bribery and other illegal income by using their position and power in Goldvision;

   (4)    not possess or convert property of Goldvision;

   (5)    not embezzle the funds of Goldvision or lend the funds to others;

   (6) not deposit the funds of Goldvision in his or her or any other person's personal

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          account;

   (7) not place the funds of Goldvision as a security guarantee for either party of Goldvision or any other person;

   (8) not operate for self or for others any business similar with the business of Goldvision or conduct any activities detrimental to the interest of Goldvision. The income gained through such business operation or activity shall belong to Goldvision;

   (9) not sign any contract or make any deal with Goldvision unless with consent from the Board of Directors or in accordance with the Articles of Association of Goldvision;

   (10) not disclose any confidential information of Goldvision unless with consent from the Board of Directors or in accordance with the Articles of Association of Goldvision; and

   (11)   compensate  the  losses  to  Goldvision  caused by  violation  of law,
          administrative   regulations  or  the  Articles  of  Incorporation  of
          Goldvision in his/her performance of duties to Goldvision.

         The Board of Directors shall keep a complete and accurate record of the meeting.

The following matters shall require the unanimous approval of the directors of the Board of Directors to be effective:

   (1)    revision and amendment to Goldvision's Articles of Incorporation;

   (2)    termination and dissolution of Goldvision;

   (3)    increase and transfer of Goldvision's registered capital;

   (4)    approval of stock option and employee bonus plans;

   (5)    merger of Goldvision with other economic organizations;

   (6)    Debts, leases;

   (7)    All capital distributions, dividends, ownership interest distributions

   (8) with reasonable advanced notice by Goldvision, any board director absent from the board meeting will be regarded as give up his/her voting right in that particular meeting.

       The Board of Directors shall decide the following matters by more than half of the


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directors to become effective:

   (1) determine and approve significant reports on production planning, annual operation and fund allocation proposed by the general manager or president;

   (2)    appointment of accountant;

   (3) take responsibility for the liquidation in time when Goldvision stops operation;

   (4) other significant matters which require decision of the Board of Directors;

   (5) determine the appointment and the remuneration (not including stock option and bonus plans) of Senior Management; and

   (6)    Annual operating budget and reinvestment of net profits.

   (7) Increase or transfer of major assets, joint venture agreements, and/or equity investments exceeding 450,000 RMB in investment or any capital of 450,000 RMB and not included in the annual budget or amended annual budget. At least one SCP board member or board member substitute will be present for such votes. By unanimous vote of all members, this amount can be increased to 900,000 RMB for both items referenced here in the future--board minutes will reflect this vote and all members voting if and when it is enacted.

   (8) with reasonable advanced notice by Goldvision, any board director absent from the board meeting will be regarded as give up his/her voting right in that particular meeting.





       Enforcing all the above clauses, each director shall sign a waiver accepting personal liability for violations by a vote of the board of directors.


ARTICLE 15    LABOR MATTERS

         Goldvision shall reorganize its labour force in accordance with the modern acceptable labour practice and renegotiate and resign all employment contracts with all retained employees.

ARTICLE 16    TAX

         Goldvision shall pay all applicable taxes according to Chinese laws and regulations and advise SCP of tax liabilities or implications if requested by SCP.

ARTICLE 17    FOREIGN EXCHANGE CONTROL

         The foreign currency transaction of Goldvision shall be conducted according to

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China's relevant  regulations  on  foreign  exchange   control. Goldvision shall
set up a regular and an investment foreign currency accounts with a bank in China. Goldvision shall work out a plan to ensure that SCP is paid in Hong Kong for its management fee and other payments in hard currency.

ARTICLE 18    TERMINATION

         During   termination,   Goldvision   Assets  shall  be  distributed  in
accordance with the proportion of equity ownership holding possessed by the parties.

         Goldvision shall be dissolved or liquidated under the following circumstances:

   (1) the objectives of Goldvision cannot be realised or are very difficult to be realised, for example, major natural disasters or radical change in Chinese law and policy;

   (2) Goldvision cannot continue to operate due to force majeure events and has suffered huge loss;

   (3) if Goldvision has a cumulative loss of forty percent (40%) and SCP has not chosen to cure the condition of the registered capital and the loss has resulted in that Goldvision cannot operate normally, the parties shall consult on whether Goldvision should continue. After the consultation, all the parties agree that Goldvision shall be terminated;

   (4)    the  loss of  Goldvision  accounts  for  eighty  percent  (80%) of the
          registered   capital  of  Goldvision   and  one  party   requests  the
          liquidation of Goldvision and SCP has not chosen to cure the condition;

   (5) one party fails to perform the contractual obligations contained in this Contract or fails to perform its contractual obligations up to the standards required under this Contract; and such non-performance has caused significant loss to the other parties;

   (6) for whatever reason Goldvision or its subsidiaries loses without ability to cure its right to operate its spectrum rights in part or in whole, ISP rights, VSAT rights, Value Added Services rights as granted by the Chinese government and SCP believes the business is no longer viable.

   (7) the Chinese government authority has struck Goldvision off the record or orders it to stop operations due to illegal activities; or

   (8)    all parties agree to dissolve Goldvision.

         The Board of Directors shall establish a liquidation committee composed of a


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minority of members from the  defaulting party and the  majority of members from the non-defaulting party and not according to equity ownership in accordance with the corporate records of Goldvision. The mandate of the liquidation committee shall be clearing all the assets and debts of Goldvision, making a financial report and balance sheet, preparing a liquidation plan, and reporting to the Board of the Directors for approval and implementation. The Board of Directors shall adopt the liquidation principles and procedures. The Board of Directors shall decide the composition of the liquidation committee. During the liquidation period, the liquidation committee shall represent Goldvision in any litigation involving Goldvision.

         Goldvision shall be responsible for its debts with all its assets. The remaining assets after the payment of all debts shall be distributed to the parties on the basis of their respective equity ownership holding in Goldvision at the time of liquidation.

         The liquidation committee shall have the right to sell Goldvision as a "Going Concern" upon the approval of the Chinese Government. The Board of Directors in consultation with the liquidation committee shall decide the price of the sale. The parties shall share the proceeds of the sale in accordance with their respective equity ownership holding in Goldvision at the time of sale.

         Provisions set out in this Article shall be valid after this Contract is expired or Goldvision is early terminated.

ARTICLE 19    CONTRACT ENFORCEMENT

         Any revision to the Contract and its Schedules shall be done in writing. Where any party fails to perform the Contract or seriously violate the clause of the Contract, and cause Goldvision's failure to conduct normal operation or reach the operation purpose stated in the Contract, the breaching party shall be deemed to cause the formation of the liquidation committee. If Goldvision and SCP agree to continue to operate, the breaching party shall bear the economic loss in the amount equal to its loss.

         The following constitutes a default event:

     (1) any party fails to perform its obligations under this Contract in the sole opinion of the Conciliation Committee as evidenced by its formal report after due process including hearing and debate, and such non-performance remains for ninety (90) days from the date the report of the Conciliation Committee was delivered, ;

     (2)    any party requests liquidation or ordered to be liquidated;

     (3) any party or most of its assets are taken over by a liquidation organization or its management; or

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                              Investment Contract
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     (4)    any  party  declares   bankrupt  or  is  insolvent  or  applies  for
            bankruptcy.

         Under any of the above-referenced circumstances, the non-defaulting party shall have the right to adopt any remedial means under this Contract or law, which may include legal actions in the court or other institutions with legal authority in order to stop the default and breach. The defaulting party shall not oppose to any legal measures or means adopted by the non-defaulting party. The defaulting party shall be liable for its negligence that has caused that this Contract and its Schedules could not be performed or fully performed.

         The non-defaulting party has the following rights:

     (1) to apply to the original approval authority for the termination of this Contract in accordance with this Contract;

     (2) to claim and sue for damages from the defaulting party caused by the default of the defaulting party; and

     (3) to agree to continue the operation of Goldvision, however, such agreement shall not exonerate the defaulting party from paying damages to the non-defaulting party.

         The non-defaulting party shall have the following means to enforce its rights:

     (1)    cessation of infringements;

     (2)    removal of obstacles;

     (3)    return of property;

     (4)    compensation for losses;

     (5)    payment of contract breach damages; and

     (6)    any other means allowed by law.

         The limitation period for the claim for compensation shall not be more than four years from the time that the non-defaulting party knows or should have known that its rights have been infringed upon or this Contract has been breached.

ARTICLE 20    DISPUTE SETTLEMENT

         The construction, validity, interpretation, performance and settlement of the disputes shall be governed by the laws announced or publicized in China. Where there do not exist any laws governing certain matters in relation to this Contract in China, general practice on international business shall be applied.


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                              Investment Contract
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         All disputes  concerning the Contract or the execution of this Contract shall be settled through friendly discussion. If the parties cannot resolve the disputes through friendly discussion, any party may submit the disputes to Singapore International Arbitration Centre according to its Arbitration Rules. The arbitration proceedings are in English and Chinese. The arbitration proceedings shall be conducted in accordance with the Chinese laws. The arbitration fee should be absorbed by the failing party. The decision shall be final and binding upon all parties.

         Where a dispute arises and is being settled through arbitration, the remaining provisions not in dispute shall still govern and the parties shall continue to perform their respective obligations.

ARTICLE 21    NOTICE AND LANGUAGE

         Any notice or communication, which is issued from one party to any other party, if it is sent by cable, telex, fax, e-mail, and concerns the right and obligation of all parties, a written notice shall be followed by mail. The legal addresses set forth in this Contract shall be deemed to be the correspondence addresses of the parties.
        This Contract is written in both English and Chinese, and both languages are equally authoritative. This Contract is signed in Beijing, China, by the authorized representatives of Goldvision and SCP on the date first written above.

THE CORPORATE SEAL of                          )
STRATEGIC COMMUNICATIONS                       )
PARTNERS, INC.                                 )
was affixed in the presence of:                )         c/s
                                               )
--------------------------------------         )
Authorised Signatory                           )
                                               )
--------------------------------------         )
Authorised Signatory

THE CORPORATE SEAL of                          )
BEIJING GOLDVISION TECHNOLOGIES                )
LTD.     was affixed in the presence of:       )
                                               )         c/s
--------------------------------------         )
Authorised Signatory                           )
                                               )
--------------------------------------         )
Authorised Signatory



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                                   SCHEDULE A

o      GoldInfo ISP Authorization
o      Goldinfo VSAT Authorization
o      Goldtel BWIN Network Authorization
o List of Assets including cash balances of all accounts on Closing Account Statements as of November 29, 2002
o      List of Physical Network Assets of Goldtel
o      List of Physical Infrastructure Assets of Goldinfo
o      List of current customer accounts of Goldinfo and Goldtel
o      Mpeg Technology
o      (Other Intellectual Property Assets)














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                              Investment Contract
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                                   SCHEDULE B

Beijing Goldwave Network Developments Incorporated, Ltd. (Chinese characters omitted), a Chinese company, having an office at Central TV Tower No. 02-21, No. 11 Xi San Huan Zhong Road, Beijing, People's Republic of China 100036

Beijing GoldTech System Integration Incorporated, Ltd. (Chinese characters omitted), a Chinese company, having an office at Central TV Tower No. 02-21, No. 11 Xi San Huan Zhong Road, Beijing, People's Republic of China 100036
















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                              Investment Contract
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                                   SCHEDULE C

               CONFIDENTIALITY PROTECTION OF TRADE SECRETS OF SCP

This agreement is made and entered into this __________day of _________, 2002 between_______________________________________________________________________as
"Disclosee" and STRATEGIC COMMUNICATIONS PARTNERS, INC. (Hereafter referred as STRATEGIC).

IN CONSIDERATION OF THE DISCLOSING OF CERTAIN INFORMATION by STRATEGIC to Disclosee, the parties hereby agree as follows:

For purposes of this Agreement only such confidential information, disclosed verbally, or via special access through the Internet, or in writing and designated as confidential by STRATEGIC, shall be treated as confidential under terms of this agreement. This includes but is not limited to technical, financial and intellectual information of a proprietary nature. Disclosee agrees to treat such confidential information as property of STRATEGIC and agrees to use the same degree of care that Disclosee would use in protecting their own proprietary information.

Disclosee agrees to not disclose any STRATEGIC information to any third party without the written permission and consent of STRATEGIC or its designated representative. In the case of such disclosure, even with permission, the third party must be similarly bound by signing of this agreement.

Disclosee agrees not to use proprietary information for any purpose whatsoever without the written consent of STRATEGIC. Disclosee agrees not to capture and or store any information designated by this agreement in any medium, electronic or otherwise. This agreement shall include all information regarding the software, programs, information databases, information systems, computer network resources, and all plans, descriptions and representations of STRATEGIC, its products and services, and prototypes, and all data found stored on any Internet server.

Disclosee agrees that during the period of twenty four (24) month following the date hereof, they will not, directly or indirectly, engage in (or assist others to engage in) any business, trade or occupation that produces, trades, develops, sell, and/or markets in wholesale or retail channels any product or service in competition with the product or services of STRATEGIC's about which the Disclosee has or will obtain confidential information, as contemplated by this agreement, such as production, development, selling or marketing of any such product or service.

This agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, assigns, representatives, agents and employees. Parties may document in writing, within ten days of any oral communication, any items discussed that are designated as confidential.

This agreement may not be superceded except by written agreement of the parties hereto. This agreement shall be construed and interpreted according to the laws of the State of


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                              Investment Contract
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Wyoming.  A waiver of any breach by the other  party shall be deemed a waiver of subsequent breach.

Upon a breach of this agreement by Disclosee, STRATEGIC may pursue all legal or equitable remedies available to it and will be entitled to recover its costs, expenses and reasonable attorney's fees incurred in enforcing this agreement.

All terms applying to the Disclosee, apply for all material, information, items, and processes equally to STRATEGIC relative to the Disclosee.

Disclosee and STRATEGIC agree that the restriction herein is reasonable.

       The representative of STRATEGIC and Disclosee executing this agreement are duly authorized on behalf of their respective parties, and once executed, the Agreement shall be valid and binding upon each party.


Once executed, this document is binding upon Disclosee and upon STRATEGIC.

                                              STRATEGIC COMMUNICATIONS
                    DISCLOSEE                 PARTNERS, INC.

Signed By:
               ----------------------------   ----------------------------------
Print Name:
               ----------------------------   ----------------------------------
Signed By:
               ----------------------------   ----------------------------------
Print Name:
               ----------------------------   ----------------------------------
Date:
               ----------------------------   ----------------------------------







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